ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20090665479-58
Ross Miller	Filing Date and Time
Secretary of State	09/04/2009 12:20 PM
State of Nevada	Entity Number
	E0478622009-3

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Globe Net Wireless Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Empire Stock Transfer Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200,000,000 Par value per share: $ 0.001 Number of shares *without par value:* ______

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Ku Wai Li
Name
He Nan San, Xin Ya Xiang, Xin Din Po Jing, Ku Wen Chun Da Ku Wan
Street Address
City: De 4 ju, China
State: ______ Zip Code: ______

2) ______
Name
Street Address: ______ City: ______ State: ______ Zip Code: ______

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Matthew Blevins
Name

X [signature]
Incorporator Signature

2470 Saint Rose Pkwy., Suite 304
Address
City: Henderson State: NV Zip Code: 89074

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 09/04/2009